As filed with the Securities and Exchange Commission on January 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAIROS PHARMA, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	46-2993314
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2355 Westwood Blvd., #139,

Los Angeles CA 90064

(310) 948-2356

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John S. Yu, M.D.

Chief Executive Officer

Kairos Pharma, Ltd.

2355 Westwood Blvd., #139

Los Angeles CA 90064

(310) 948-2356

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy to:

Megan J. Penick, Esq.

Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019

Tel: (212) 415-9200

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus which covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

●	an “at-the-market” offering prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $4,524,949 of shares of our common stock that may be issued and sold under an At The Market Offering Agreement (the “Sales Agreement”) with Wainwright & Co., LLC (“Wainwright”).

The prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the prospectus will be specified in a prospectus supplement to the prospectus. The “at-the-market” offering prospectus supplement immediately follows the prospectus. The $4,524,949. of shares of our common stock that may be offered, issued and sold under the “at-the-market” offering prospectus supplement is included in the $75,000,000 of securities that may be offered, issued and sold by us under the prospectus. Upon termination of the Sales Agreement with Wainwright, any portion of the $4,524,949. included in the “at-the-market” offering prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $75,000,000 of securities may be sold in other offerings pursuant to the prospectus and a corresponding prospectus supplement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2026

PRELIMINARY PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $75,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We may offer these securities separately or together in units. We will specify in the applicable accompanying prospectus supplement the terms of the securities being offered.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our shares of common stock, par value 0.001 per share, are listed on NYSE American under the symbol “KAPA.” On January 9, 2026, the closing price for our common stock, as reported on NYSE American, was $0.88 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of January 12, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $13,574,846 based on 13,994,687 shares of common stock held by non-affiliates and a per share price of $0.97 based on the closing sale price of our common stock on NYSE American on January 8, 2026, which was the highest closing price of our common stock within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement, of which any prospectus supplement forms a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, please see the section titled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 21 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”

Unless the context otherwise requires, references to “Kairos,” the “Company,” “we,” “us” and “our” refer to Kairos Pharma, Ltd., and its wholly owned, consolidated subsidiaries, or either or all of them as the context may require.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus, including our Quarterly Reports on Form 10-Q.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are based on our management’s belief and assumptions and on information currently available to our management are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements, including statements regarding our future results of operations or of our financial position, business strategy, plans and objectives of management for future operations, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the section of any accompanying prospectus supplement entitled “Risk Factors,” as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our common stock.

Overview

We are a clinical-stage biopharmaceutical company advancing therapeutics for cancer patients that are designed to overcome key hurdles in immune suppression and drug resistance.

Our mission is to advance our portfolio of innovative therapeutics to reverse key mechanisms of therapeutic resistance and immune suppression and transform the way cancer is treated. We have leveraged molecular insights of the mechanisms of therapeutic resistance and immune suppression to develop a new class of novel drugs that are designed to target drug resistance and checkpoints of immune suppression. As of the date of this prospectus, our product candidates have not been approved as safe or effective by the FDA or any other comparable foreign regulator.

Since inception, our operations have focused on organizing and staffing our Company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates, and undertaking preclinical and clinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales.

Since inception, we have incurred significant operating losses. Our net losses were $4.1 million and $2.6 million, respectively, for the nine months ended September 30, 2025 and the year ended December 31, 2024. As of September 30, 2025, we had an accumulated deficit of approximately $12.9 million. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel, and operate as a public company.

We will not generate revenue from product sales unless and until we successfully complete our clinical trials and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter into a third-party commercialization partnership, we will likely incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing, and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings and other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as and when needed could have a material adverse effect on our business, results of operations and financial condition. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of equity financing.

Recent Developments

Equity Line of Credit Agreement (ELOC)

On November 12, 2024, we entered into an ELOC agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I LTD (“Helena”), pursuant to which Helena agreed to purchase from the Company up to $30 million of common stock (the “ELOC Shares”), which the Company may exercise at any time following effectiveness of a registration statement at a price equal to the 95% of the lowest trading price during the three days following the Company’s notice to Helena to exercise the ELOC Agreement. The Company issued 670,641 shares of restricted common stock (the “Commitment Fee Shares”) to Helena as a “Commitment Fee” for the ELOC Agreement. The ELOC Agreement became available for the Company’s use following the filing and effectiveness of a resale registration statement registering the ELOC Shares for resale. Following effectiveness of the resale registration statement (the “Effective Date”), the Commitment Fee Shares were subject to a “true-up” pursuant to which, as the shares were valued at less than $900,000 on the Effective Date, additional shares were issued to Helena to bring the ELOC Shares to the full $900,000 value.

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The ELOC Agreement will terminate upon the following events: (i) the first day of the month next following the 36-month anniversary of the date of the ELOC Agreement or (ii) the date on which Helena has purchased the full $30 million of ELOC Shares. The ELOC Agreement may also be terminated by the Company after its commencement, at the Company’s discretion, provided that there are no advance notices outstanding for which common stock has yet to be issued, and the Company has paid all amounts owed to Helena under the ELOC Agreement, including the Commitment Fee shares.

At the Company’s annual meeting of shareholders on June 10, 2025, a majority of the Company’s stockholders approved the issuance in excess of 19.99% of the Company’s common stock at a price below market value, in accordance with the terms of the ELOC Agreement and in compliance with Rule 713 of the NYSE American LLC Company Guide.

During the nine months ended September 30, 2025, in connection with its ELOC agreement with Helena, the Company sold 3,510,000 shares of its common stock to Helena for net proceeds of $3.2 million. The shares were issued to Helena during the nine months ended September 30, 2025.

Boustead Securities LLC (“Boustead”) and D. Boral Capital LLC (“D. Boral”) acted as placement agents (the “Placement Agents”) in the ELOC offering and, following each exercise, are entitled to cash compensation of 7%, 1% non-accountable fees and warrants equal to 7%. To date, the Placement Agents have received total cash compensation equal to $313,225 and a total of 245,750 warrants to purchase common stock, exercisable at exercise prices of $0.40, $0.46 and $1.2308 per share, which warrants will expire five years from the date of grant.

January 2025 PIPE Offering

On January 14, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with the investor name therein (the “Investor”) for the sale and issuance of 2,500,000 units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of a pre-funded warrant (the “Pre-Funded Warrant”) to purchase one share of common stock, exercisable for $0.001 per share, and a common warrant (the “Common Warrant”) to purchase one and one half shares of common stock, exercisable at $1.40 per share (the “January 2025 PIPE Offering”).

On January 16, 2025, the Company closed the January 2025 PIPE Offering for a total purchase price of $3.498 million (or $1.399 per Pre-Funded Unit), with an additional $2 payable upon the Investor’s exercise of the Pre-Funded Warrants in full.

In advance of closing, on January 16, 2025, the Company and the Investor entered into an amended and restated Purchase Agreement (the “A&R Purchase Agreement”), which amended the terms of the Purchase Agreement to include a requirement that the Company obtain shareholder approval prior to issuing in excess of 19.99% of the Company’s common stock and also amended the Common Warrants to make them immediately exercisable and reduce the exercise period from 5.5 years to five years. Other terms of the Purchase Agreement and Common Warrants remained the same.

Boustead and D. Boral acted as co-placement agents for the January 2025 PIPE Offering. In conjunction therewith, on January 16, 2025, the Company entered into a Placement Agent Agreement with Boustead (the “Placement Agent Agreement”). Under the terms of the Placement Agent Agreement, at closing, the Company paid the Placement Agents (i) a cash commission equal to 8% of the gross proceeds (including a 1% non-accountable expense fee) and (ii) warrants to purchase a total of 175,000 shares of common stock, exercisable at $1.40 per share, with the total cash and warrant compensation split equally between the Placement Agents.

On January 20, 2025, the Company obtained the approval of 55.4% of the shareholders (the “Majority Shareholders”) for the issuance in excess of 19.99% of the Company’s common stock at a price below market value, in compliance with Rule 713 of the NYSE American LLC Company Guide. On February 10, 2025, the Company filed the definitive Schedule 14C and the shareholder approval became effective on March 1, 2025.

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Corporate History and Information

Kairos Pharma, Ltd. was originally incorporated on June 17, 2013 under the laws of the State of California as NanoGB13, Inc. We changed our name to “Kairos Pharma, Ltd.” on July 15, 2016. On May 10, 2023, we filed a certificate of conversion with the Secretary of State of the State of California, and, on the same date, we also filed with the Secretary of State of the State of Delaware a certificate of conversion from a non-Delaware corporation to a Delaware corporation pursuant to the Delaware General Corporation Law. In addition, on May 10, 2023, we also filed a certificate of incorporation with the Secretary of State of the State of Delaware and became a Delaware corporation.

In conjunction with the Company’s conversion into a Delaware corporation, on May 10, 2023, the Company conducted a 1-for-2.5 reverse stock split (the “Reverse Stock Split”). After the Reverse Stock Split, effective as of May 10, 2023, there were 10,334,357 shares of our common stock outstanding.

We presently conduct all of our operations virtually when possible. Our registered corporate address is 2355 Westwood Blvd., #139, Los Angeles, California 90064 and our corporate website is https://kairospharma.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this registration statement of which this prospectus forms a part.

Additional Information

You should rely only on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC or incorporated herein by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or any sale of the common stock and pre-funded warrants. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, but are not limited to research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and other general corporate purposes. We have not allocated specific amounts of net proceeds for any of these purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

SECURITIES WE MAY OFFER OR SELL

This prospectus contains summary descriptions of the securities we may offer or sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Under our charter, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Under our Certificate of Incorporation, as amended, to which we refer as our “charter,” we are currently authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. As of January 12, 2026, we had 20,821,353 shares of common stock outstanding.

Voting Rights

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.

Economic Rights

Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, all shares of our common stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects for all matters, including those described below.

Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation Rights. On our liquidation, dissolution, or winding-up, the holders of our stock will be entitled to share equally, identically, and ratably in all assets remaining after the payment of any liabilities, liquidation preferences, and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

No Preemptive or Similar Rights

The holders of shares of our common stock are not entitled to preemptive rights, and are not subject to conversion, redemption, or sinking fund provisions.

Listing

Our shares of common stock, par value 0.001 per share, are listed on NYSE American under the symbol “KAPA.” On 9 2025, the closing price for our common stock, as reported on NYSE American, was $0.88 per share.

Preferred Stock

Under our certificate of incorporation, our board of directors will have the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

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Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

January 2025 Warrants

On January 14, 2025, the Company entered into the Purchase Agreement and the Registration Rights Agreement with the Investor for the sale and issuance of 2,500,000 Pre-Funded Units, with each Pre-Funded Unit consisting of a Pre-Funded Warrant to purchase one share of common stock, exercisable for $0.001 per share, and a Common Warrant to purchase one and one-half shares of common stock, exercisable at $1.40 per share.

In advance of closing, on January 16, 2025, the Company and the Investor entered into the A&R Purchase Agreement, which amended the terms of the Purchase Agreement to include a requirement that the Company obtain shareholder approval prior to issuing in excess of 19.99% of the Company’s common stock and also amended the Common Warrants to make them immediately exercisable and reduce the exercise period from 5.5 years to five years. Other terms of the agreements remained the same.

Boustead and D. Boral acted as co-placement agents for the January 2025 PIPE Offering. In conjunction therewith, on January 16, 2025, the Company entered into the Placement Agent Agreement. Under the terms of the Placement Agent Agreement, at closing the Company paid the Placement Agents (i) a cash commission equal to 8% of the gross proceeds (including a 1% non-accountable expense fee) and (ii) warrants to purchase a total of 175,000 shares of common stock, exercisable at $1.40 per share, with the total cash and warrant compensation split equally between Boustead and D. Boral.

Anti-Takeover Provisions

The provisions of Delaware law, our certificate of incorporation, and our bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent for our capital stock is VStock Transfer LLC, located in Woodmere, NY. The phone number of our transfer agent is (212) 828-8436.

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our certificate of incorporation and our bylaws provide for stockholder actions at a duly called meeting of stockholders or by written consent, subject to relevant proxy rules. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, or our chief executive officer or president. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

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These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

When we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, we will be subject to Section 203 of the DGCL which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, and except for any actions brought under the Securities Act or the Exchange Act (which actions are specifically excluded from the exclusive jurisdiction clause in our certificate of incorporation), the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for a breach of fiduciary duty owed by any of our current or former directors, officers, other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); and (v) any action asserting a claim against us governed by the internal affairs doctrine.

Note that Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Consequently, this forum selection provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

For the avoidance of doubt, these provisions are intended to benefit and may be enforced by us, our officers and directors, the underwriters or placement agents to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Additionally, our certificate of incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities we might issue. We will describe the specific terms of the debt securities we offer for sale and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

●	do not limit the amount of debt securities that we may issue;

●	allow us to issue debt securities in one or more series;

●	do not require us to issue all of the debt securities of a series at the same time; and

●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

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The prospectus supplement for each offering will provide the following terms, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;

●	any limit upon the aggregate principal amount of the debt securities of that series;

●	the date or dates on which the principal of the debt securities of the series is payable;

●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

●	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

●	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

●	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

●	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

●	whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

●	any additional or alternative events of default to those set forth in the indenture;

●	any additional or alternative covenants to those set forth in the indenture;

●	the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

●	if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

●	the applicability of any guarantees;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

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We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity, provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

●	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

●	bankruptcy insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

●	any other event of default provided with respect to a particular series of debt securities.

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If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;

●	may involve the trustee in personal liability; or

●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

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Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

●	to comply with the covenant described above under “Merger, Consolidation or Sale of Assets;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●	to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

●	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

●	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

●	to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

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Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

●	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or we may designate agents to solicit these offers. In the prospectus supplement relating to such an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

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The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the names and addresses of the agent or any underwriters, dealers, or agents;

●	the public offering or purchase price and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any public offering price, any discounts or concessions and commissions to be allowed or paid to dealers; and

●	any securities exchanges or market on which the securities offered in the prospectus supplement may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, equity distribution agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American, or listed on the exchange where our common stock is then listed, subject where applicable, to official notice of issuance and where applicable, subject to the requirements of the exchange (which in some cases require stockholder approval for any transactions which would result in the issuance of 20% or more of our then outstanding shares of common stock or voting rights representing 20% or more of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

20

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dorsey & Whitney LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Kairos Pharma, Ltd. appearing in Kairos Pharma, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at https://kairospharma.com/. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or part of the accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, originally filed with the SEC on April 15, 2025, as amended on April 29, 2025 and July 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 14, 2025; for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K, as filed with the SEC on January 14, 2025, January 17, 2025, February 6, 2025, February 26, 2025, March 20, 2025, April 24, 2025, April 28, 2025, June 3, 2025, June 12, 2025, July 15, 2025, September 3, 2025, September 11, 2025, September 18, 2025, October 7, 2025, October 15, 2025; and

●	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed on September 12, 2024, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Kairos Pharma, Ltd.

2355 Westwood Blvd., #139

Los Angeles CA 90064

(310) 948-2356

Attention: Chief Executive Officer

21

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

            , 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2026

PROSPECTUS SUPPLEMENT

Up to $4,524,949

Shares of Common Stock

Kairos Pharma, Ltd. (the “Company,” “Kairos Pharma,” “we,” “us” and “our”) has entered in an At-the-Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”) relating to our common stock, par value $0.001 per share, that may offered pursuant to this prospectus supplement and the accompanying prospectus.

In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock through Wainwright acting as sales agent or principal. Pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $4,524,949.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for shares of our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the Sales Agreement, the Sales Agent is not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms.

On January 9, 2026, the last reported sale price of our common stock on the NYSE American was $0.88 per share.

As of January 12, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $13,574,846, based on 13,994,687 shares of common stock held by non-affiliates and a per share price of $0.97 based on the closing sale price of our common stock on NYSE American on January 8, 2026, which was the highest closing price of our common stock within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement, of which any prospectus supplement forms a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus supplement and future filings. See the section of this prospectus supplement entitled “prospectus supplement Summary—Implications of Being an Emerging Growth Company” and “prospectus supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is        , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our Common Stock having an aggregate offering price of up to $75 million. Under this prospectus supplement, from time to time, we may offer shares of our Common Stock having an aggregate offering price of up to $4,524,949 at prices and on terms to be determined by market conditions at the time of each such offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and common stock and the method of distribution of the common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the common stock. Both documents contain important information you should consider when making your investment decision. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for the purpose of the offering. If information in this prospectus supplement is inconsistent with the prospectus or the information incorporated by reference in the prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the sections of this prospectus supplement titled “Where You Can Find Additional Information” and “Incorporation by Reference”.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In addition, this prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed and incorporated by reference into the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement, the accompanying prospectus or in earlier-dated documents incorporated by reference.

We have not, and Wainwright has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not, and Wainwright has not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. See the section entitled “Plan of Distribution” in this prospectus supplement.

Except as other indicated, references in this prospectus supplement to the “Company,” “Kairos Pharma,” “we,” “us” and “our” refer to Kairos Pharma, Ltd.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus supplement, before deciding to buy shares of our common stock.

Our Business

We are a clinical-stage biopharmaceutical company advancing therapeutics for cancer patients that are designed to overcome key hurdles in immune suppression and drug resistance.

Our mission is to advance our portfolio of innovative therapeutics to reverse key mechanisms of therapeutic resistance and immune suppression and transform the way cancer is treated. We have leveraged molecular insights of the mechanisms of therapeutic resistance and immune suppression to develop a new class of novel drugs that are designed to target drug resistance and checkpoints of immune suppression. As of the date of this prospectus, our product candidates have not been approved as safe or effective by the FDA or any other comparable foreign regulator.

Since inception, our operations have focused on organizing and staffing our Company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates, and undertaking preclinical and clinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales.

Since inception, we have incurred significant operating losses. Our net losses were $4.1 million and $2.6 million, respectively, for the nine months ended September 30, 2025 and the year ended December 31, 2024. As of September 30, 2025, we had an accumulated deficit of approximately $12.9 million. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel, and operate as a public company.

We will not generate revenue from product sales unless and until we successfully complete our clinical trials and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter into a third-party commercialization partnership, we will likely incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing, and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings and other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as and when needed could have a material adverse effect on our business, results of operations and financial condition. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of equity financing.

S-1

Recent Developments

Equity Line of Credit Agreement (ELOC)

On November 12, 2024, we entered into an ELOC agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I LTD (“Helena”), pursuant to which Helena agreed to purchase from the Company up to $30 million of common stock (the “ELOC Shares”), which the Company may exercise at any time following effectiveness of a registration statement at a price equal to the 95% of the lowest trading price during the three days following the Company’s notice to Helena to exercise the ELOC Agreement. The Company issued 670,641 shares of restricted common stock (the “Commitment Fee Shares”) to Helena as a “Commitment Fee” for the ELOC Agreement. The ELOC Agreement became available for the Company’s use following the filing and effectiveness of a resale registration statement registering the ELOC Shares for resale. Following effectiveness of the resale registration statement (the “Effective Date”), the Commitment Fee Shares were subject to a “true-up” pursuant to which, as the shares were valued at less than $900,000 on the Effective Date, additional shares were issued to Helena to bring the ELOC Shares to the full $900,000 value.

The ELOC Agreement will terminate upon the following events: (i) the first day of the month next following the 36-month anniversary of the date of the ELOC Agreement or (ii) the date on which Helena has purchased the full $30 million of ELOC Shares. The ELOC Agreement may also be terminated by the Company after its commencement, at the Company’s discretion, provided that there are no advance notices outstanding for which common stock has yet to be issued, and the Company has paid all amounts owed to Helena under the ELOC Agreement, including the Commitment Fee shares.

At the Company’s annual meeting of shareholders on June 10, 2025, a majority of the Company’s stockholders approved the issuance in excess of 19.99% of the Company’s common stock at a price below market value, in accordance with the terms of the ELOC Agreement and in compliance with Rule 713 of the NYSE American LLC Company Guide.

During the nine months ended September 30, 2025, in connection with its ELOC agreement with Helena, the Company sold 3,510,000 shares of its common stock to Helena for net proceeds of $3.2 million. The shares were issued to Helena during the nine months ended September 30, 2025.

Boustead Securities LLC (“Boustead”) and D. Boral Capital LLC (“D. Boral”) acted as placement agents (the “Placement Agents”) in the ELOC offering and, following each exercise, are entitled to cash compensation of 7%, 1% non-accountable fees and warrants equal to 7%. To date, the Placement Agents have received total cash compensation equal to $313,225 and a total of 245,750 warrants to purchase common stock, exercisable at exercise prices of $0.40, $0.46 and $1.2308 per share, which warrants will expire five years from the date of grant.

January 2025 PIPE Offering

On January 14, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with the investor name therein (the “Investor”) for the sale and issuance of 2,500,000 units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of a pre-funded warrant (the “Pre-Funded Warrant”) to purchase one share of common stock, exercisable for $0.001 per share, and a common warrant (the “Common Warrant”) to purchase one and one half shares of common stock, exercisable at $1.40 per share (the “January 2025 PIPE Offering”).

On January 16, 2025, the Company closed the January 2025 PIPE Offering for a total purchase price of $3.498 million (or $1.399 per Pre-Funded Unit), with an additional $2 payable upon the Investor’s exercise of the Pre-Funded Warrants in full.

In advance of closing, on January 16, 2025, the Company and the Investor entered into an amended and restated Purchase Agreement (the “A&R Purchase Agreement”), which amended the terms of the Purchase Agreement to include a requirement that the Company obtain shareholder approval prior to issuing in excess of 19.99% of the Company’s common stock and also amended the Common Warrants to make them immediately exercisable and reduce the exercise period from 5.5 years to five years. Other terms of the Purchase Agreement and Common Warrants remained the same.

S-2

Boustead and D. Boral acted as co-placement agents for the January 2025 PIPE Offering. In conjunction therewith, on January 16, 2025, the Company entered into a Placement Agent Agreement with Boustead (the “Placement Agent Agreement”). Under the terms of the Placement Agent Agreement, at closing, the Company paid the Placement Agents (i) a cash commission equal to 8% of the gross proceeds (including a 1% non-accountable expense fee) and (ii) warrants to purchase a total of 175,000 shares of common stock, exercisable at $1.40 per share, with the total cash and warrant compensation split equally between the Placement Agents.

On January 20, 2025, the Company obtained the approval of 55.4% of the shareholders (the “Majority Shareholders”) for the issuance in excess of 19.99% of the Company’s common stock at a price below market value, in compliance with Rule 713 of the NYSE American LLC Company Guide. On February 10, 2025, the Company filed the definitive Schedule 14C and the shareholder approval became effective on March 1, 2025.

Corporate History and Information

Kairos Pharma, Ltd. was originally incorporated on June 17, 2013 under the laws of the State of California as NanoGB13, Inc. We changed our name to “Kairos Pharma, Ltd.” on July 15, 2016. On May 10, 2023, we filed a certificate of conversion with the Secretary of State of the State of California, and, on the same date, we also filed with the Secretary of State of the State of Delaware a certificate of conversion from a non-Delaware corporation to a Delaware corporation pursuant to the Delaware General Corporation Law. In addition, on May 10, 2023, we also filed a certificate of incorporation with the Secretary of State of the State of Delaware and became a Delaware corporation.

In conjunction with the Company’s conversion into a Delaware corporation, on May 10, 2023, the Company conducted a 1-for-2.5 reverse stock split (the “Reverse Stock Split”). After the Reverse Stock Split, effective as of May 10, 2023, there were 10,334,357 shares of our common stock outstanding.

We presently conduct all of our operations virtually when possible. Our registered corporate address is 2355 Westwood Blvd., #139, Los Angeles, California 90064 and our corporate website is https://kairospharma.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this registration statement of which this prospectus forms a part.

S-3

Except as otherwise indicated, all references to our common stock, share data, per share data and related information depict the effect of the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each twenty five shares of our outstanding common stock into one common share, without any change in the par value per share which will remain no par value, and the Reverse Stock Split correspondingly adjusted, among other things, the number of shares of common stock issuable upon exercise of outstanding options and warrants and the exercise price of such options and warrants and shares issuable upon conversion of preferred shares and other convertible securities. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded to the nearest whole share.

Corporate Information

Our registered corporate address is 2355 Westwood Blvd., #139, Los Angeles, California 90064 and our corporate website is https://kairospharma.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this registration statement of which this prospectus forms a part. We make available, free of charge, through our website, by way of a hyperlink to a third-party site that includes filings we make with the SEC website (www.sec.gov), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act. The information contained on, connected to or that can be accessed via our website is not, and shall not be deemed to be incorporated by reference into this prospectus supplement. In addition, the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C., 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Additional Information

You should rely only on the information contained in this prospectus supplement or incorporated herein by reference. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement filed with the SEC or incorporated herein by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this document, regardless of the time of delivery of this prospectus supplement or any sale of the common stock and pre-funded warrants. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

S-4

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Shares of common stock offered by us pursuant to this prospectus supplement	Common stock having an aggregate offering price of up to $4,524,949.

Shares of common stock to be outstanding after this offering(1)	Up to 25,963,340 shares, assuming sales of 5,141,987 shares of our common stock in this offering at an assumed offering price of $0.88 per share, which was the last reported sale price of our common stock on the NYSE American on January 9, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on NYSE American or other market for our common stock in the United States through or to the Sales Agent. See the section entitled “Plan of Distribution” on page S-10 of this prospectus supplement for additional information.

Use of proceeds	We currently intend to use the net proceeds obtained under this offering to fund Phase 1 and Phase 2 clinical trials of our product candidates, including ENV 105 and preclinical product candidates including KROS 101, potential acquisition or in-licensing activities, and working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE American symbol	Our common stock are listed on the NYSE American under the symbol “KAPA.”

The number of shares of common stock outstanding immediately after this offering is based on 20,821,353 shares of common stock outstanding as of January 12, 2026, and a total offering of an aggregate of 5,141,987 shares of common stock at an assumed public offering price of $0.88 per share, which was the last reported sale price of our common stock on the NYSE American on January 9, 2026, and excludes:

●	4,281,038 shares of common stock issuable upon exercise of outstanding warrants with an average weighted exercise price of $1.48 per share; and

●	772,605 shares of common stock underlying restricted stock units (“RSUs”) issued under our 2023 Equity Incentive Plan, which RSUs remain subject to vesting.

S-5

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the most recent year, in any applicable prospectus supplement and in our filings with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information included in this prospectus supplement and any prospectus supplement and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus supplement, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus supplement or such incorporated documents. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our shares of common stock may be substantially higher than the net tangible book value per share of common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of shares of our common stock for net proceeds in the aggregate amount of approximately $4,262,000, at an assumed offering price of $0.88 per share, the last reported sale price of our common stock on the NYSE American on January 9, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.42 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price of $0.88 per share. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

The amount of net proceeds, if any, we receive from this offering is uncertain.

There is no certainty that gross proceeds of $4,524,949 will be raised under the offering. Wainwright has agreed to use its commercially reasonable efforts to sell, on our behalf, the common stock we request to be sold, but we are not required to request the sale of the maximum amount offered or any amount and, if we request a sale, Wainwright is not obligated to purchase any shares of common stock that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement or not at all. The number of shares that are sold by Wainright after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, and because the amount of common stock to be sold, if any, is within our discretion, it is not possible to predict the number of shares of common stock that will be ultimately issued, if any.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, a substantial amount of our common stock in the public market, the market price of our common stock could decline significantly. In addition, we have a significant number of warrants, stock options and restricted stock units outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, employee arrangements or otherwise. If a substantial number of shares of common stock underlying these convertible securities are sold, or if it is perceived that these will be sold in the public market, it could have an adverse impact on the market price of our common stock. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, any gains from an investment in our common stock will likely depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that our common stock will appreciate in value or even maintain the price at which the stockholders have purchased their shares.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our other filings made from time to time with the SEC.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $4,524,949 from time to time under this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We currently intend to use the net proceeds from the sale of the shares of our common stock offered hereunder (if any) primarily to fund Phase 1 and Phase 1 clinical trials of our product candidates, including ENV105 and preclinical product candidates including KROS101, potential acquisition or in-licensing activities, as well as working capital requirements and for other general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DILUTION

If you purchase common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2025 was approximately $7.7 million, or approximately $0.37 per share. Net tangible book value per share represents our total tangible assets less total liabilities as of September 30, 2025 divided by the number of common stock outstanding as of September 30, 2025.

After giving effect to the assumed sale by us of $4,524,949 aggregate sales price of our common stock in this offering at an assumed public offering price of $0.88 per share (the last reported sale price of our common stock on the NYSE American on January 9, 2026), and after deducting the estimated fees and commissions and estimated offering expenses payable by us (estimated at approximately $150,000), our as adjusted net tangible book value as of September 30, 2025 would have been approximately $11.9 million or approximately $0.46 per share. This represents an immediate increase in net tangible book value of approximately $0.09 per share to existing shareholders and an immediate dilution of approximately $0.42 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.88

Net tangible book value per share as of September 30, 2025	$0.37

Increase in net tangible book value per share attributable to new investors	$0.09

As adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering		$0.46

Dilution per share to new investors in the offering		$0.42

The table above assumes for illustrative purposes that an aggregate of 5,141,987 shares of common stock are sold at an assumed offering price of $0.88 per share, the last reported sale price of our common stock on the NYSE American on January 9, 2026, for aggregate gross proceeds of $4,524,949. The shares, if any, sold in this offering will be sold from time to time at various prices. Each $1.00 increase in the assumed offering price of $0.88 per share would increase our as adjusted net tangible book value per share after this offering by $0.19 per share and decrease the dilution to investors purchasing shares in this offering by $0.19 per share, in each case assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million shares in the number of shares of common stock offered by us would increase or decrease our as adjusted net tangible book value by approximately $0.01 per share and decrease or increase, as applicable, the dilution to investors purchasing shares in this offering by approximately $0.01 per share, in each case assuming the assumed offering price of $0.88 per share remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

S-8

The number of shares of common stock to be outstanding immediately after this offering is based on 20,821,353 shares of common stock outstanding as of September 30, 2025, and excludes:

●	4,281,038 shares of common stock issuable upon exercise of outstanding warrants with an average weighted exercise price of $1.48 per share; and

●	772,605 shares of common stock underlying restricted stock units (“RSUs”) issued under our 2023 Equity Incentive Plan, which RSUs remain subject to vesting.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay cash dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF SECURITIES DISTRIBUTED

Common Stock

The shares sold in this offering will have all the characteristics, rights and restrictions of our common stock. We are authorized to issue an unlimited number of shares of common stock, par value $0.001 per share, of which 20,821,353 are issued and outstanding as of January 9, 2026. Holders of common stock are entitled to one vote per share of common stock at all meetings of shareholders, to receive dividends as and when declared by our directors and to receive a pro rata share of our assets available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of our business. There are no pre-emptive, conversion or redemption rights attached to the shares of common stock.

MARKET FOR SHARES OF OUR COMMON STOCK

Our common stock is listed on the NYSE American under the trading symbol “KAPA”. On January 9, 2026, the last reported sales price of our common stock on the NYSE American was $0.88 per share.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, under which we may issue and sell our common stock having an aggregate gross sales price of up to $4,524,949 from time to time through Wainwright acting as a sales agent. The Sales Agreement provides that sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus supplement forms a part.

Wainwright will offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Wainwright on any day that: (i) is a trading day for the NYSE American; (ii) we have instructed Wainwright by telephone to make such sales; and (iii) we have satisfied the conditions under Section 6 of the Sales Agreement. We will designate the maximum number of shares of common stock to be sold through Wainwright on a daily basis. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We or Wainwright may suspend the offering of shares of common stock being made through Wainwright under the Sales Agreement upon proper notice to the other party.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to a placement fee of up to 3% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, as provided in the Sales Agreement, and up to $3,500 per due diligence update session for its legal counsel’s fees. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of our common stock will occur at or prior to 1:00 p.m. (New York City time) on the first trading day following delivery of the shares issued (or such shorter settlement cycle as may be in effect under the Exchange Act from time to time), or at some other time that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon.

Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common stock requested to be sold by us, subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at any time upon five days’ prior notice.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates may in the future provide various advisory, investment and commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Nasdaq has authorized, upon official notice of issuance, the listing of the common stock offered hereunder.

This prospectus supplement in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement electronically.

S-10

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dorsey & Whitney LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for Wainwright in connection with certain legal matters relating to the Common Stock offered by this prospectus supplement.

EXPERTS

The consolidated financial statements of Kairos Pharma, Ltd. appearing in Kairos Pharma, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at https://kairospharma.com/. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or part of the accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, originally filed with the SEC on April 15, 2025, as amended on April 29, 2025 and July 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 14, 2025; for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K, as filed with the SEC on January 14, 2025, January 17, 2025, February 6, 2025, February 26, 2025, March 20, 2025, April 24, 2025, April 28, 2025, June 3, 2025, June 12, 2025, July 15, 2025, September 3, 2025, September 11, 2025, September 18, 2025, October 7, 2025, October 15, 2025; and

●	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed on September 12, 2024, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Kairos Pharma, Ltd.

2355 Westwood Blvd., #139

Los Angeles CA 90064

(310) 948-2356

Attention: Chief Executive Officer

S-11

$4,524,949 shares of Common Stock

PROSPECTUS

            , 2026

H.C. Wainwright & Co.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee		$10,375
FINRA filing fee		11,750
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent and trustee fees		*
Miscellaneous		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee, or agent of Kairos, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the company.

At present, there is no pending litigation or proceeding involving a director or executive officer of the company regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

II-1

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
1.2*	At the Market Offering Agreement, dated January 12, 2026, by and between Kairos Pharma, Ltd. and H.C. Wainwright Co., LLC
4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed on August 16, 2024).
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 14, 2025).
4.3	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on January 17, 2025).
4.4	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on January 17, 2025),
4.5**	Form of Senior Indenture between Registrant and one or more trustees to be named
4.6**	Form of Subordinated Indenture between Registrant and one or more trustees to be named
4.7**	Form of Certificate of Designations
4.8**	Form of Warrant Agreements
4.10**	Form of Preferred Stock Certificate
5.1*	Opinion of Dorsey & Whitney LLP
5.2*	Opinion of Dorsey & Whitney LLP
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.3*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page).
25.1***	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2***	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
107*	Filing Fee Table
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

II-2

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (l)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;
(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on January 12, 2026.

KAIROS PHARMA, LTD.

By	/s/ John S. Yu
John S. Yu
Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John S. Yu and Doug Samuelson as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

This registration statement has been signed by the following persons, in the capacities, and on the dates indicated.

Signature	Position	Date

/s/ John S. Yu	Chief Executive Officer and Chairman of the Board of Directors	January 12, 2026
John S. Yu	(principal executive officer)

/s/ Doug Samuelson	Chief Financial Officer	January 12, 2026
Doug Samuelson	(principal financial and accounting officer)

/s/ Hyun W. Bae	Director	January 12, 2026
Hyun W. Bae
/s/ Hansoo Michael Keyoung	Director	January 12, 2026
Hansoo Michael Keyoung

/s/ Rahul Singhvi	Director	January 12, 2026
Rahul Singhvi

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